EXHIBIT 10(b)(i)(a)

                              EMPLOYMENT AGREEMENT
                              --------------------



     AGREEMENT made as of April 27, 1999 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as "Interpublic"), and SEAN F. ORR (hereinafter referred to as "Executive").

     In consideration of the mutual promises set forth herein the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                               Term of Employment
                               ------------------

     1.01 Upon the terms and subject to the conditions set forth herein, Interpublic will employ Executive for the period beginning June 1, 1999 or an agreed-upon earlier date and ending on May 31, 2004, or a date representing the last day of the five year period commencing on the agreed upon earlier date, or on such earlier date as the employment of Executive shall terminate pursuant to
Article VII or Article VIII. The period during which Executive is employed hereunder is referred to herein as the "term of employment". Executive will serve Interpublic during the term of employment.


                                   ARTICLE II
                                   ----------

                                     Duties
                                     ------

     2.01 During the term of employment Executive will:

          (i) Use his best efforts to promote the interests of Interpublic and devote his full time and efforts to its business and affairs;

          (ii) Perform such duties as Interpublic may from time to time assign to him; and

          (iii) Serve as Executive Vice President, Chief Financial Officer and in any such offices of Interpublic or its subsidiaries as he may be elected or appointed to.


                                   ARTICLE III
                                   -----------

                                  Compensation
                                  ------------

     3.01 Interpublic will compensate Executive for the duties performed by him hereunder, including all services rendered as an officer or director of Interpublic, by payment of a salary at the rate of Five Hundred Thousand Dollars ($500,000) per annum, payable in equal installments, which Interpublic may pay at either monthly or semi-monthly intervals and Fifty Thousand Dollars ($50,000) in the form of an Executive Special Benefits Agreement ("ESBA").

     3.02 Interpublic may at any time increase the compensation paid to Executive hereunder if Interpublic in its discretion shall deem it advisable so to do in order to compensate him fairly for services rendered to Interpublic.


                                   ARTICLE IV
                                   ----------

                                     Bonuses
                                    --------

     4.01  Executive  will  be  eligible   during  the  term  of  employment  to
participate in the Management Incentive Compensation Plan ("MICP"), in accordance with the terms and conditions of the Plan established from time to time. Executive shall be eligible to receive MICP awards up to one hundred (100%) of his base salary, but the actual award, if any, shall be determined by Interpublic and shall be based on profits of Interpublic, Executive's individual performance and management discretion. For calendar year 1999, Executive will be considered as employed for the full year for MICP determining purposes.


                                    ARTICLE V
                                    ---------

               Long-Term Performance Incentive Plan; Stock Options
               ---------------------------------------------------

     5.01 As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Compensation Committee of its Board of Directors ("Committee") grant Executive an award for the 1997-2002 performance period under Interpublic's Performance Incentive Plan ("LTPIP") (pro-rated to the date of this Agreement) equal to Two Thousand One Hundred (2,100) performance units tied to the cumulative compound profit growth of Interpublic, and options under Interpublic's Stock Incentive Plan to purchase Eight Thousand Four Hundred (8,400) shares of Interpublic common stock which may not be exercised in any part prior to the end of the performance period, and thereafter shall be exercisable in whole or in part.

     5.02 As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant Executive an award for the 1999-2002 performance period under LTPIP equal to Five Thousand (5,000) performance units tied to the cumulative compound profit growth of the Interpublic, and options under Interpublic's Stock Incentive Plan to purchase Twenty Thousand (20,000) shares of Interpublic Common stock which may not be exercised in any part prior to the end of the performance period, and thereafter shall be exercisable in whole or in part.

     5.03 As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant Executive options to purchase an aggregate of Sixty Thousand (60,000) shares of Interpublic Common Stock, which may not be exercised in any part for a period of three (3) years from the date of the grant and thereafter shall be exercisable in three annual installments, the first of which may be exercised for forty percent (40%) of the number of shares covered by the option on or after the third anniversary of the date of the grant and the second and third of which may be exercised on or after each successive anniversary date of the grant for thirty percent (30%) of the number of shares covered by the option.

     5.04 As soon as administratively feasible after full execution of this Agreement, Interpublic will use its best efforts to have the Committee grant to Executive, an award of Twenty Thousand (20,000) restricted shares of Interpublic common stock which shares shall have a restriction period ending five years from the date of grant.


                                   ARTICLE VI
                                   ----------

                            Other Employment Benefits
                            -------------------------

     6.01 Executive shall be elected a member of Interpublic's Development Council, which shall entitle him to an automobile allowance of Ten Thousand

Dollars ($10,000) per annum and a financial planning allowance of Five Thousand Dollars ($5,000) per annum.

     6.02 Executive shall be eligible to participate in such other employee benefits as are available from time to time to other Interpublic key management executives in accordance with the then-current terms and conditions established by Interpublic for eligibility and employee contributions required for participation in such benefits opportunities.


                                   ARTICLE VII
                                   -----------

                                   Termination
                                  ------------

     7.01 Interpublic may terminate the employment of Executive  hereunder:

          (i) By giving Executive notice in writing at any time specifying a termination date not less than twelve (12) months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice; or;

          (ii) By giving him notice in writing at any time specifying a termination date less than twelve (12) months after the date on which such notice is given. In this event his employment hereunder shall terminate on the date specified in such notice and Interpublic shall thereafter pay him a sum equal to the amount by which twelve (12) months salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments each of which shall be equal to one month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one month to be paid together with the last installment.

          (iii) However, with respect to any payments of salary due to Executive after notice of termination shall have been given pursuant to Subsection 7.01
(i), should Executive commence other employment during the period when payments thereunder are being made, said payments shall cease forthwith. Moreover, with respect to any payment of salary or salary equivalents to Executive after notice of termination shall have been given pursuant to Subsection 7.01 (ii), should Executive commence other employment prior to the last payment due under that subsection, no further payments shall be made to Executive.

     7.02 Executive may at any time give notice in writing to Interpublic specifying a termination date not less than twelve (12) months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice.

     7.03 If the employment of Executive hereunder is terminated pursuant to this Article VII by either Interpublic or Executive, Executive shall continue to perform his duties hereunder until the termination date at his salary in effect on the date that notice of such termination is given.

     7.04 Notwithstanding anything else in this Agreement, Interpublic may terminate the employment of Executive hereunder for Cause. For purposes of this Agreement, "Cause" means any of the following:

          (a) any material breach by Executive of any material provision of this Agreement (including without limitation Sections 8.01 and 8.02 hereof) upon written notice of same by the Interpublic describing in reasonable detail the breach asserted and stating that it constitutes notice pursuant to this Section

     7.04 (a), which breach, if capable of being cured, has not been cured within 30 days after such notice (it being understood and agreed that a breach of Section 8.01 or 8.02 hereof and a breach of Executive's duty to devote his full business time to the affairs of Interpublic, among others, shall be deemed not capable of being cured);

          (b)  Executive's  absence  from  duty for a period  of time  exceeding fifteen (15) consecutive business days or twenty (20) out of any (30) consecutive business days (other than account of permitted vacation or as permitted for illness, disability or authorized leave in accordance with Interpublic's policies and procedures) without the consent of the Board of

Directors;

          (c) Executive having commenced employment with another employer prior to the effective date of Executive's voluntary resignation from employment with Interpublic under Section 7.02 hereof without the consent of the Board of Directors of Interpublic;

          (d) misappropriation by Executive of funds or property of Interpublic or any attempt by Executive to secure any personal profit related to the business of Interpublic (other than as permitted by this Agreement) and not fairly disclosed to and approved by the Board of Directors;

          (e)  fraud,  dishonesty,   disloyalty,  gross  negligence  or  willful
misconduct on the part of Executive in the performance of his duties as an employee of Interpublic; or

          (f) a felony conviction of Executive. Upon a termination for Cause, Interpublic shall pay Executive his salary and benefits through the date of termination of employment; and Executive shall receive no severance hereunder.

     7.05 If Executive dies before May 31, 2004 or the end of the five year term of this Agreement, his employment hereunder shall terminate on the date of his death.


                                  ARTICLE VIII
                                  ------------

                                    Covenants
                                    ---------

     8.01 While Executive is employed hereunder by Interpublic he shall not without the prior written consent of Interpublic engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or Corporation; provided, however, that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company.

     8.02 Executive shall treat as confidential and keep secret the affairs of Interpublic and shall not at any time during the term of employment or thereafter, without the prior written consent of Interpublic, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than Interpublic and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of Interpublic or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

     8.03 If Executive violates any provision of Section 8.01 or Section 8.02, Interpublic may, notwithstanding the provisions of Section 7.01, terminate the employment of Executive at any time by giving him notice in writing specifying a termination date. In such event, his employment hereunder shall terminate on the date specified in such notice.

     8.04 All records, papers and documents kept or made by Executive relating to the business of Interpublic or its subsidiaries or affiliates or their clients shall be and remain the property of Interpublic.

     8.05 All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of Interpublic or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of Interpublic, and Executive will assign, transfer and deliver all patents, copyrights, royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to Interpublic, without further compensation, upon notice to him from Interpublic.

     8.06 Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of twenty-four (24) months from such termination either: (a) solicit any employee of Interpublic to leave such employ to enter the employ of Executive or of any Interpublic or enterprise with which Executive is then associated, or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or Interpublic, the advertising, public relations, sales promotion or market research business of any advertiser which is a client of Interpublic at the time of such termination.


                                   ARTICLE IX
                                   ----------

                                   Assignment
                                   ----------

     9.01 This Agreement shall be binding upon and enure to the benefit of the successors and assigns of Interpublic. Neither this Agreement nor any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.


                                    ARTICLE X
                                   ----------

                                   Arbitration
                                   -----------

     10.01 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including claims involving alleged legally protected rights, such as claims for age discrimination in violation of the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act, as amended, and all other federal and state law claims for defamation, breach of contract, wrongful termination and any other claim arising because of Executive's employment, termination of employment or otherwise, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Section 12.01 hereof, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in the city where Executive customarily renders services to Interpublic.


                                   ARTICLE XI
                                   ----------

                                Agreement Entire
                                ----------------

     11.01 This Agreement, along with a separate ESBA and Executive Severance Agreement, constitutes the entire understanding between Interpublic and Executive concerning his employment by Interpublic or any of its parents, affiliates or subsidiaries and supersedes any and all previous agreements between Executive and Interpublic or any of its parents, affiliates or subsidiaries concerning such employment, and/or any compensation or bonuses.

This Agreement may not be changed orally.


                                   ARTICLE XII
                                   -----------

                                 Applicable Law
                                 --------------

     12.01 The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                          THE INTERPUBLIC GROUP OF
                                          COMPANIES, INC.



                                          By:      /s/ C. Kent Kroeber
                                              ---------------------------------
                                                      C. Kent Kroeber



                                                   /s/ Sean F. Orr
                                              ---------------------------------
                                                       Sean F. Orr

                                                             EXHIBIT 10(b)(i)(b)


                       EXECUTIVE SPECIAL BENEFIT AGREEMENT
                       -----------------------------------


          AGREEMENT made as of May 1, 1999, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as "Interpublic") and SEAN F. ORR (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, Executive is in the employ of Interpublic and/or one or more of its subsidiaries (Interpublic and its subsidiaries being hereinafter referred to collectively as the "Corporation"); and

          WHEREAS, Interpublic and Executive desire to enter into an Executive Special Benefit Agreement which shall be supplementary to any employment agreement or arrangement which Executive now or hereinafter may have with respect to Executive's employment by Interpublic or any of its subsidiaries;

          NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                    ---------

                      Death and Special Retirement Benefits
                      -------------------------------------

          1.01 For purposes of this Agreement the "Accrual Term" shall mean the period of ninety-six (96) months beginning on the date of this Agreement and ending on the day preceding the eighth anniversary hereof or on such earlier date on which Executive shall cease to be in the employ of the Corporation.

          1.02 The Corporation shall provide Executive with the following benefits contingent upon Executive's compliance with all the terms and conditions of this Agreement and Executive's satisfactory completion of a physical examination in connection with an insurance policy on the life of Executive which Interpublic or its assignee (other than Executive) proposes to obtain and own. Effective at the end of the Accrual Term, Executive's annual compensation will be increased by Fifty Thousand Dollars ($50,000) if Executive is in the employ of the Corporation at that time.

          1.03 If, during the Accrual Term or thereafter during a period of employment by the Corporation which is continuous from the date of this Agreement, Executive shall die while in the employ of the Corporation, the Corporation shall pay to such beneficiary or beneficiaries as Executive shall have designated pursuant to Section 1.07 (or in the absence of such designation, shall pay to the Executor of the Will or the Administrator of the Estate of Executive) survivor income payments of One Hundred and Sixty Five Thousand Dollars ($165,000) per annum for fifteen (15) years following Executive's death, such payments to be made on January 15th of each of the fifteen (15) years beginning with the year following the year in which Executive dies.

          1.04 If, after a continuous period of employment from the date of this Agreement, Executive shall retire from the employ of the Corporation so that the first day on which Executive is no longer in the employ of the Corporation occurs on or after Executive's sixtieth birthday, the Corporation shall pay to Executive special retirement benefits at the rate of One Hundred and Sixty Five Thousand Dollars ($165,000) per annum for fifteen (15) years beginning with the calendar month following Executive's last day of employment, such payments to be made in equal monthly installments.

          1.05 If, after a continuous period of employment from the date of this Agreement, Executive shall retire, resign, or be terminated from the employ of the Corporation so that the first day on which Executive is no longer in the employ of the Corporation occurs on or after Executive's fifty-fifth birthday but prior to Executive's sixtieth birthday, the Corporation shall pay to Executive special retirement benefits at the annual rates set forth below for fifteen years beginning with the calendar month following Executive's last day of employment, such payments to be made in equal monthly installments:

Last Day of Employment                                             Annual Rate
----------------------                                             -----------
On or after 55th birthday but prior to 56th birthday                $115,500
On or after 56th birthday but prior to 57th birthday                $125,400
On or after 57th birthday but prior to 58th birthday                $135,300
On or after 58th birthday but prior to 59th birthday                $145,200
On or after 59th birthday but prior to 60th birthday                $155,100

          1.06 If, following such termination of employment, Executive shall die before payment of all of the installments provided for in Section 1.04 or
Section 1.05, any remaining installments shall be paid to such beneficiary or beneficiaries as Executive shall have designated pursuant to Section 1.07 or, in the absence of such designation, to the Executor of the Will or the Administrator of the Estate of Executive.

          1.07 For purposes of Sections 1.03, 1.04 and 1.05, or any of them, Executive may at any time designate a beneficiary or beneficiaries by filing with the chief personnel officer of Interpublic a Beneficiary Designation Form provided by such officer. Executive may at any time, by filing a new Beneficiary Designation Form, revoke or change any prior designation of beneficiary.

          1.08 If Executive shall die while in the employ of the Corporation, no sum shall be payable pursuant to Sections 1.04, 1.05, 1.06, 2.01, 2.02 or 2.03.

          1.09 In  connection  with the life  insurance  policy  referred  to in
Section 1.02, Interpublic has relied on written representations made by Executive concerning Executive's age and the state of Executive's health. If said representations are untrue in any material respect, whether directly or by omission, and if the Corporation is damaged by any such untrue representations, no sum shall be payable pursuant to Sections 1.03, 1.04, 1.05, 1.06, 2.01, 2.02 or 2.03.

          1.10 It is expressly agreed that Interpublic or its assignee (other than Executive) shall at all times be the sole and complete owner and beneficiary of the life insurance policy referred to in Sections 1.02 and 1.09, shall have the unrestricted right to use all amounts and exercise all options and privileges thereunder without the knowledge or consent of Executive or Executive's designated beneficiary or any other person and that neither Executive nor Executive's designated beneficiary nor any other person shall have any right, title or interest, legal or equitable, whatsoever in or to such policy.


                                   ARTICLE II
                                   ----------

                        Alternative Deferred Compensation
                        ---------------------------------

          2.01 If Executive shall, for any reason other than death, cease to be employed by the Corporation on a date prior to Executive's fifty-fifth birthday, the Corporation shall, in lieu of any payment pursuant to Article I of this Agreement, compensate Executive by payment, at the times and in the manner specified in Section 2.02, of a sum computed at the rate of Fifty Thousand Dollars ($50,000) per annum for each full year and proportionate amount for any part year from the date of this Agreement to the date of such termination during which Executive is in the employ of the Corporation with a maximum payment of Fifty Thousand Dollars ($50,000). Such payment shall be conditional upon Executive's compliance with all the terms and conditions of this Agreement.

          2.02 The aggregate compensation payable under Section 2.01 shall be paid in equal consecutive monthly installments commencing with the first month in which Executive is no longer in the employ of the Corporation and continuing for a number of months equal to the number of months which have elapsed from the date of this Agreement to the commencement date of such payments, up to a maximum of ninety-six (96) months.

          2.03 If Executive dies while receiving payments in accordance with the provisions of Section 2.02, any installments payable in accordance with the provisions of Section 2.02 less any amounts previously paid Executive in accordance therewith, shall be paid to the Executor of the Will or the Administrator of the Estate of Executive.

          2.04 It is understood that none of the payments made in accordance with this Agreement shall be considered for purposes of determining benefits under the Interpublic Pension Plan, nor shall such sums be entitled to credits equivalent to interest under the Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements adopted effective as of January 1, 1974 by Interpublic.


                                   ARTICLE III
                                   -----------

                    Non-solicitation of Clients or Employees
                    ----------------------------------------

          3.01 Following the termination of Executive's employment hereunder for any reason, Executive shall not for a period of twenty-four months either (a) solicit any employee of the Corporation to leave such employ to enter the employ of Executive or of any corporation or enterprise with which Executive is then associated or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the advertising, public relations, sales promotion or market research business of any advertiser which is a client of the Corporation at the time of such termination.


                                   ARTICLE IV
                                   ----------

                                   Assignment
                                   ----------

          4.01 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Interpublic. Neither this Agreement nor any rights hereunder shall be subject in any matter to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by Executive, and any such attempted action by Executive shall be void. This Agreement may not be changed orally, nor may this Agreement be amended to increase the amount of any benefits that are payable pursuant to this Agreement or to accelerate the payment of any such benefits.


                                    ARTICLE V
                                    ---------

                        Contractual Nature of Obligation
                        --------------------------------

          5.01 The liabilities of the Corporation to Executive pursuant to this Agreement shall be those of a debtor pursuant to such contractual obligations as are created by the Agreement. Executive's rights with respect to any benefit to which Executive has become entitled under this Agreement, but which Executive has not yet received, shall be solely the rights of a general unsecured creditor of the Corporation.

                                   ARTICLE VI
                                   -----------

                                 Applicable Law
                                 --------------

          6.01 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                          THE INTERPUBLIC GROUP OF
                                          COMPANIES, INC.



                                         By:      /s/ C. Kent Kroeber
                                              ---------------------------------
                                                     C. Kent Kroeber



                                                     /s/ Sean F. Orr
                                              ---------------------------------
                                                         Sean F. Orr

                                                             EXHIBIT 10(b)(i)(c)


                          EXECUTIVE SEVERANCE AGREEMENT
                          -----------------------------



          This AGREEMENT ("Agreement") dated April 27, 1999 by and between The Interpublic Group of Companies, Inc. ("Interpublic"), a Delaware corporation (Interpublic and its subsidiaries being referred to herein collectively as the "Company"), and SEAN F. ORR (the "Executive").

                               W I T N E S S E T H
                               - - - - - - - - - -

          WHEREAS, the Company recognizes the valuable services that the Executive has rendered thereto and desires to be assured that the Executive will continue to attend to the business and affairs of the Company without regard to any potential or actual change of control of Interpublic;

          WHEREAS, the Executive is willing to continue to serve the Company but desires assurance that he will not be materially disadvantaged by a change of control of Interpublic; and

          WHEREAS, the Company is willing to accord such assurance provided that, should the Executive's employment be terminated consequent to a change of control, he will not for a period thereafter engage in certain activities that could be detrimental to the Company;

          NOW, THEREFORE, in consideration of the Executive's continued service to the Company and the mutual agreements herein contained, Interpublic and the Executive hereby agree as follows:


                                    ARTICLE I

                                RIGHT TO PAYMENTS
                                -----------------

          Section 1.1. Triggering Events. If Interpublic undergoes a Change of Control, the Company shall make payments to the Executive as provided in article II of this Agreement. If, within two years following a Change of Control, either
(a) the Company terminates the Executive other than by means of a termination for Cause or for death or (b) the Executive resigns for a Good Reason (either of which events shall constitute a "Qualifying Termination"), the Company shall make payments to the Executive as provided in article III hereof.

          Section  1.2.  Change of Control.  A Change of Control of  Interpublic
shall be deemed to have  occurred  if (a) any  person  (within  the  meaning  of
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")), other than Interpublic or any of its majority-controlled subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934
Act) of 30 percent or more of the combined voting power of Interpublic's then outstanding voting securities; (b) a tender offer or exchange offer (other than an offer by Interpublic or a majority-controlled subsidiary), pursuant to which 30 percent or more of the combined voting power of Interpublic's then outstanding voting securities was purchased, expires; (c) the stockholders of Interpublic approve an agreement to merge or consolidate with another corporation (other than a majority-controlled subsidiary of Interpublic) unless Interpublic's shareholders immediately before the merger or consolidation are to own more than 70 percent of the combined voting power of the resulting entity's voting securities; (d) Interpublic's stockholders approve an agreement (including, without limitation, a plan of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of Interpublic; or
(e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of Interpublic cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. However, no Change of Control shall be deemed to have occurred by reason of any transaction in which the Executive, or a group of persons or entities with which the Executive acts in concert, acquires, directly or indirectly, more than 30 percent of the common stock or the business or assets of Interpublic.

          Section 1.3. Termination for Cause. Interpublic shall have Cause to terminate the Executive for purposes of Section 1.1 of this Agreement only if, following the Change of Control, the Executive (a) engages in conduct that constitutes a felony under the laws of the United States or a state or country in which he works or resides and that results or was intended to result, directly or indirectly, in the personal enrichment of the Executive at the Company's expense; (b) refuses (except by reason of incapacity due to illness or injury) to make a good faith effort to substantially perform his duties with the Company on a full-time basis and continues such refusal for 15 days following receipt of notice from the Company that his effort is deficient; or (c) deliberately and materially breaches any agreement between himself and the Company and fails to remedy that breach within 30 days following notification thereof by the Company. If the Company has Cause to terminate the Executive, it may in fact terminate him for Cause for purposes of section 1.1 hereof if (a) it notifies the Executive of such Cause, (b) it gives him reasonable opportunity to appear before a majority of Interpublic's Board of Directors to respond to the notice of Cause and (c) a majority of the Board of Directors subsequently votes to terminate him.

          Section 1.4. Resignation for Good Reason. The Executive shall have a Good Reason for resigning only if (a) the Company fails to elect the Executive to, or removes him from, any office of the Company, including without limitation membership on any Board of Directors, that the Executive held immediately prior to the Change of Control; (b) the Company reduces the Executive's rate of regular cash and fully vested deferred base compensation ("Regular
Compensation") from that which he earned immediately prior to the Change of Control or fails to increase it within 12 months following the Change of Control by (in addition to any increase pursuant to section 2.2 hereof) at least the average of the rates of increase in his Regular Compensation during the four consecutive 12-month periods immediately prior to the Change of Control (or, if fewer, the number of 12-month periods immediately prior to the Change of Control during which the Executive was continuously employed by the Company); (c) the Company fails to provide the Executive with fringe benefits and/or bonus plans, such as stock option, stock purchase, restricted stock, life insurance, health, accident, disability, incentive, bonus, pension and profit sharing plans ("Benefit or Bonus Plans"), that, in the aggregate, (except insofar as the Executive has waived his rights thereunder pursuant to article II hereof) are as valuable to him as those that he enjoyed immediately prior to the Change of Control; (d) the Company fails to provide the Executive with an annual number of paid vacation days at least equal to that to which he was entitled immediately prior to the Change of Control; (e) the Company breaches any agreement between it and the Executive (including this Agreement); (f) without limitation of the foregoing clause (e), the Company fails to obtain the express assumption of this Agreement by any successor of the Company as provided in section 6.3 hereof; (g) the Company attempts to terminate the Executive for Cause without complying with the provisions of section 1.3 hereof; (h) the Company requires the Executive, without his express written consent, to be based in an office outside of the office in which Executive is based on the date hereof or to travel substantially more extensively than he did prior to the Change of Control; or (i) the Executive determines in good faith that the Company has, without his consent, effected a significant change in his status within, or the nature or scope of his duties or responsibilities with, the Company that obtained immediately prior to the Change of Control (including but not limited to, subjecting the Executive's activities and exercise of authority to greater immediate supervision than existed prior to the Change of Control); provided, however, that no event designated in clauses (a) through (i) of this sentence shall constitute a Good Reason unless the Executive notifies Interpublic that the Company has committed an action or inaction specified in clauses (a) through (i) (a "Covered Action") and the Company does not cure such Covered Action within 30 days after such notice, at which time such Good Reason shall be deemed to have arisen. Notwithstanding the immediately preceding sentence, no action by the Company shall give rise to a Good Reason if it results from the Executive's termination for Cause or death or from the Executive's resignation for other than a Good Reason, and no action by the Company specified in clauses (a) through (i) of the preceding sentence shall give rise to a Good Reason if it results from the Executive's Disability. If the Executive has a Good Reason to resign, he may in fact resign for a Good Reason for purposes of section 1.1 of this Agreement by, within 30 days after the Good Reason arises, giving Interpublic a minimum of 30 and a maximum of 90 days advance notice of the date of his resignation.

          Section 1.5. Disability. For all purposes of this Agreement, the term "Disability" shall have the same meaning as that term has in the Interpublic Long-Term Disability Plan.


                                   ARTICLE II

                        PAYMENTS UPON A CHANGE OF CONTROL
                        ---------------------------------

          Section 2.1. Elections by the Executive. If the Executive so elects prior to a Change of Control, the Company shall pay him, within 30 days following the Change of Control, cash amounts in respect of certain Benefit or Bonus Plans or deferred compensation arrangements designated in sections 2.2 through 2.4 hereof ("Plan Amounts"). The Executive may make an election with respect to the Benefit or Bonus Plans or deferred compensation arrangements covered under any one or more of sections 2.2 through 2.4, but an election with respect to any such section shall apply to all Plan Amounts that are specified therein. Each election shall be made by notice to Interpublic on a form satisfactory to Interpublic and, once made, may be revoked by such notice on such form at any time prior to a Change of Control. If the Executive elects to receive payments under a section of this article II, he shall, upon receipt of such payments, execute a waiver, on a form satisfactory to Interpublic, of such rights as are indicated in that section. If the Executive does not make an election under this article with respect to a Benefit or Bonus Plan or deferred compensation arrangement, his rights to receive payments in respect thereof shall be governed by the Plan or arrangement itself.

          Section 2.2. ESBA. The Plan Amount in respect of all Executive Special Benefit Agreements ("ESBA's") between the Executive and Interpublic shall consist of an amount equal to the present discounted values, using the Discount Rate designated in section 5.8 hereof as of the date of the Change of Control, of all payments that the Executive would have been entitled to receive under the ESBA's if he had terminated employment with the Company on the day immediately prior to the Change of Control. Upon receipt of the Plan Amount in respect of the ESBA's, the Executive shall waive any rights that he may have to payments under the ESBA's. If the Executive makes an election pursuant to, and executes the waiver required under, this section 2.2, his Regular Compensation shall be increased as of the date of the Change of Control at an annual rate equal to the sum of the annual rates of deferred compensation in lieu of which benefits are provided the Executive under any ESBA the Accrual Term for which (as defined in the ESBA) includes the date of the Change of Control.

          Section 2.3. MICP. The Plan Amount in respect of the Company's Management Incentive Compensation Plans ("MICP") and/or the 1997 Performance Incentive Plan ("1997 PIP") shall consist of an amount equal to the sum of all amounts awarded to the Executive under, but deferred pursuant to, the MICP and/or the 1997 PIP as of the date of the Change of Control and all amounts equivalent to interest creditable thereon up to the date that the Plan Amount is paid. Upon receipt of that Plan Amount, the Executive shall waive his rights to receive any amounts under the MICP and/or the 1997 PIP that were deferred prior to the Change of Control and any interest equivalents thereon.

          Section 2.4. Deferred Compensation. The Plan Amount in respect of deferred compensation (other than amounts referred to in other sections of this article II) shall be an amount equal to all compensation from the Company that the Executive has earned and agreed to defer (other than through the Interpublic Savings Plan pursuant to Section 401(k) of the Internal Revenue Code (the "Code") but has not received as of the date of the Change of Control, together with all amounts equivalent to interest creditable thereon through the date that the Plan Amount is paid. Upon receipt of this Plan Amount, the Executive shall waive his rights to receive any deferred compensation that he earned prior to the date of the Change of Control and any interest equivalents thereon.

          Section 2.5. Stock Incentive Plans. The effect of a Change of Control on the rights of the Executive with respect to options and restricted shares awarded to him under the Interpublic 1986 Stock Incentive Plan, the 1996 Stock Incentive Plan and the 1997 Performance Incentive Plan, shall be governed by those Plans and not by this Agreement.


                                   ARTICLE III

                      PAYMENTS UPON QUALIFYING TERMINATION
                      ------------------------------------

          Section 3.1. Basic Severance Payment. In the event that the Executive is subjected to a Qualifying Termination within two years after a Change of Control, the Company shall pay the Executive within 30 days after the effective date of his Qualifying Termination (his "Termination Date") a cash amount equal to his Base Amount times the number designated in Section 5.9 of this Agreement (the "Designated Number"). The Executive's Base Amount shall equal the average of the Executive's Includable Compensation for the two whole calendar years immediately preceding the date of the Change of Control (or, if the Executive was employed by the Company for only one of those years, his Includable Compensation for that year). The Executive's Includable Compensation for a calendar year shall consist of (a) the compensation reported by the Company on the Form W-2 that it filed with the Internal Revenue Service for that year in respect of the Executive or which would have been reported on such form but for the fact that Executive's services were performed outside of the United States, plus (b) any compensation payable to the Executive during that year the receipt of which was deferred at the Executive's election or by employment agreement to a subsequent year, minus (c) any amounts included on the Form W-2 (or which would have been included if Executive had been employed in the United States) that represented either (i) amounts in respect of a stock option or restricted stock plan of the Company or (ii) payments during the year of amounts payable in prior years but deferred at the Executive's election or by employment agreement to a subsequent year. The compensation referred to in clause (b) of the immediately preceding sentence shall include, without limitation, amounts initially payable to the Executive under the MICP or a Long-Term Performance Incentive Plan or the 1997 PIP in that year but deferred to a subsequent year, the amount of deferred compensation for the year in lieu of which benefits are provided the Executive under an ESBA and amounts of Regular Compensation earned by the Executive during the year but deferred to a subsequent year (including amounts deferred under Interpublic Savings Plan pursuant to Section 401(k) of the Code); clause (c) of such sentence shall include, without limitation, all amounts equivalent to interest paid in respect of deferred amounts and all amounts of Regular Compensation paid during the year but earned in a prior year and deferred.

          Section 3.2. MICP Supplement. The Company shall also pay the Executive within 30 days after his Termination Date a cash amount equal to (a) in the event that the Executive received an award under the MICP (or the Incentive Award program applicable outside the United States) or the 1997 PIP ("Incentive Award") in respect of the year immediately prior to the year that includes the Termination Date (the latter year constituting the "Termination Year"), the amount of that award multiplied by the fraction of the Termination Year preceding the Termination Date or (b) in the event that the Executive did not receive an MICP award (or an Incentive Award) in respect of the year immediately prior to the Termination Year, the amount of the MICP award (or Incentive Award) that Executive received in respect of the second year immediately prior to the Termination Year multiplied by one plus the fraction of the Termination Year preceding the Termination Date.


                                   ARTICLE IV

                                   TAX MATTERS
                                   -----------

          Section 4.1. Withholding. The Company may withhold from any amounts payable to the Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation, but, if the Executive has made the election provided in section 4.2 hereof, the Company shall not withhold amounts in respect of the excise tax imposed by Section 4999 of the Code or its successor.

          Section 4.2. Disclaimer. If the Executive so agrees prior to a Change of Control by notice to the Company in form satisfactory to the Company, the amounts payable to the Executive under this Agreement but not yet paid thereto shall be reduced to the largest amounts in the aggregate that the Executive could receive, in conjunction with any other payments received or to be received by him from any source, without any part of such amounts being subject to the excise tax imposed by Section 4999 of the Code or its successor. The amount of such reductions and their allocation among amounts otherwise payable to the Executive shall be determined either by the Company or by the Executive in consultation with counsel chosen (and compensated) by him, whichever is designated by the Executive in the aforesaid notice to the Company (the "Determining Party"). If, subsequent to the payment to the Executive of amounts reduced pursuant to this section 4.2, the Determining Party should reasonably determine, or the Internal Revenue Service should assert against the party other than the Determining Party, that the amount of such reductions was insufficient to avoid the excise tax under Section 4999 (or the denial of a deduction under Section 280G of the Code or its successor), the amount by which such reductions were insufficient shall, upon notice to the other party, be deemed a loan from the Company to the Executive that the Executive shall repay to the Company within one year of such reasonable determination or assertion, together with interest thereon at the applicable federal rate provided in section 7872 of the Code or its successor. However, such amount shall not be deemed a loan if and to the extent that repayment thereof would not eliminate the Executive's liability for any Section 4999 excise tax.

                                    ARTICLE V

                               COLLATERAL MATTERS
                               ------------------

          Section 5.l. Nature of Payments. All payments to the Executive under this Agreement shall be considered either payments in consideration of his continued service to the Company, severance payments in consideration of his past services thereto or payments in consideration of the covenant contained in section 5.l0 hereof. No payment hereunder shall be regarded as a penalty to the Company.

          Section 5.2. Legal Expenses. The Company shall pay all legal fees and expenses that the Executive may incur as a result of the Company's contesting the validity, the enforceability or the Executive's interpretation of, or determinations under, this Agreement. Without limitation of the foregoing, Interpublic shall, prior to the earlier of (a) 30 days after notice from the Executive to Interpublic so requesting or (b) the occurrence of a Change of Control, provide the Executive with an irrevocable letter of credit in the amount of $100,000 from a bank satisfactory to the Executive against which the Executive may draw to pay legal fees and expenses in connection with any attempt to enforce any of his rights under this Agreement. Said letter of credit shall not expire before 10 years following the date of this Agreement.

          Section 5.3. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement either by seeking other employment or otherwise. The amount of any payment provided for herein shall not be reduced by any remuneration that the Executive may earn from employment with another employer or otherwise following his Termination Date.

          Section 5.4. Setoff for Debts. The Company may reduce the amount of any payment due the Executive under article III of this Agreement by the amount of any debt owed by the Executive to the Company that is embodied in a written instrument, that is due to be repaid as of the due date of the payment under this Agreement and that the Company has not already recovered by setoff or otherwise.

          Section 5.5. Coordination with Employment Contract. Payments to the Executive under article III of this Agreement shall be in lieu of any payments for breach of any employment contract between the Executive and the Company to which the Executive may be entitled by reason of a Qualifying Termination, and, before making the payments to the Executive provided under article III hereof, the Company may require the Executive to execute a waiver of any rights that he may have to recover payments in respect of a breach of such contract as a result of a Qualifying Termination. If the Executive has a Good Reason to resign and does so by providing the notice specified in the last sentence of section l.4 of this Agreement, he shall be deemed to have satisfied any notice requirement for resignation, and any service requirement following such notice, under any employment contract between the Executive and the Company.

          Section 5.6. Benefit of Bonus Plans. Except as otherwise provided in this Agreement or required by law, the Company shall not be compelled to include the Executive in any of its Benefit or Bonus Plans following the Executive's Termination Date, and the Company may require the Executive, as a condition to receiving the payments provided under article III hereof, to execute a waiver of any such rights. However, said waiver shall not affect any rights that the Executive may have in respect of his participation in any Benefit or Bonus Plan prior to his Termination Date.

          Section 5.7. Funding. Except as provided in section 5.2 of this Agreement, the Company shall not be required to set aside any amounts that may be necessary to satisfy its obligations hereunder. The Company's potential obligations to make payments to the Executive under this Agreement are solely contractual ones, and the Executive shall have no rights in respect of such payments except as a general and unsecured creditor of the Company.

          Section 5.8. Discount Rate. For purposes of this Agreement, the term "Discount Rate" shall mean the applicable Federal short-term rate determined under Section 1274(d) of the Code or its successor. If such rate is no longer determined, the Discount Rate shall be the yield on 2-year Treasury notes for the most recent period reported in the most recent issue of the Federal Reserve Bulletin or its successor, or, if such rate is no longer reported therein, such measure of the yield on 2-year Treasury notes as the Company may reasonably determine.

          Section 5.9. Designated Number. For purposes of this Agreement, the Designated Number shall be Two (2.0). Section 5.10. Covenant of Executive. In the event that the Executive undergoes a Qualifying Termination that entitles him to any payment under article III of this Agreement, he shall not, for 18 months following his Termination Date, either (a) solicit any employee of Interpublic or a majority-controlled subsidiary thereof to leave such employ and enter into the employ of the Executive or any person or entity with which the Executive is associated or (b) solicit or handle on his own behalf or on behalf of any person or entity with which he is associated the advertising, public relations, sales promotion or market research business of any advertiser that is a client of Interpublic or a majority-controlled subsidiary thereof as of the Termination Date. Without limitation of any other remedies that the Company may pursue, the Company may enforce its rights under this section 5.l0 by means of injunction. This section shall not limit any other right or remedy that the Company may have under applicable law or any other agreement between the Company and the Executive.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

          Section 6.l. Term of Agreement. This Agreement shall terminate upon the earliest of (a) the expiration of five years from the date of this Agreement if no Change of Control has occurred during that period; (b) the termination of the Executive's employment with the Company for any reason prior to a Change of Control; (c) the Company's termination of the Executive's employment for Cause or death, the Executive's compulsory retirement within the provisions of 29 U.S.C. ss.631(c) (or, if Executive is not a citizen or resident of the United States, compulsory retirement under any applicable procedure of the Company in effect immediately prior to the change of control) or the Executive's resignation for other than Good Reason, following a Change of Control and the Company's and the Executive's fulfillment of all of their obligations under this Agreement; and (d) the expiration following a Change of Control of the Designated Number plus three years and the fulfillment by the Company and the Executive of all of their obligations hereunder.

          Section 6.2. Governing Law. Except as otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall be construed and enforced in accordance with the laws of the State of New York.

          Section 6.3. Successors to the Company. This Agreement shall inure to the benefit of Interpublic and its subsidiaries and shall be binding upon and enforceable by Interpublic and any successor thereto, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the business or assets of Interpublic whether by merger, consolidation, sale or otherwise, but shall not otherwise be assignable by Interpublic. Without limitation of the foregoing sentence, Interpublic shall require any successor (whether direct or indirect, by merger, consolidation, sale or otherwise) to all or substantially all of the business or assets of Interpublic, by agreement in form satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent as Interpublic would have been required to perform it if no such succession had taken place. As used in this agreement, "Interpublic" shall mean Interpublic as heretofore defined and any successor to all or substantially all of its business or assets that executes and delivers the agreement provided for in this section 6.3 or that becomes bound by this Agreement either pursuant to this Agreement or by operation of law.

          Section 6.4. Successor to the Executive. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the Executive and his personal and legal representatives, executors, administrators, heirs, distributees, legatees and, subject to section 6.5 hereof, his designees ("Successors"). If the Executive should die while amounts are or may be payable to him under this Agreement, references hereunder to the "Executive" shall, where appropriate, be deemed to refer to his Successors.

          Section 6.5. Nonalienability. No right of or amount payable to the Executive under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance, charge, execution, attachment, levy or similar process or (except as provided in section 5.4 hereof) to setoff against any obligation or to assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall be void. However, this section 6.5 shall not prohibit the Executive from designating one or more persons, on a form satisfactory to the Company, to receive amounts payable to him under this Agreement in the event that he should die before receiving them.

          Section 6.6. Notices. All notices provided for in this Agreement shall be in writing. Notices to Interpublic shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to The Interpublic Group of Companies, Inc., l27l Avenue of the Americas, New York, New York l0020, attention: Corporate Secretary. Notices to the Executive shall be deemed given when personally delivered or sent by certified or registered mail or overnight delivery service to the last address for the Executive shown on the records of the Company. Either Interpublic or the Executive may, by notice to the other, designate an address other than the foregoing for the receipt of subsequent notices.

          Section 6.7. Amendment. No amendment of this Agreement shall be effective unless in writing and signed by both the Company and the Executive.

          Section 6.8. Waivers. No waiver of any provision of this Agreement shall be valid unless approved in writing by the party giving such waiver. No waiver of a breach under any provision of this Agreement shall be deemed to be a waiver of such provision or any other provision of this Agreement or any subsequent breach. No failure on the part of either the Company or the Executive to exercise, and no delay in exercising, any right or remedy conferred by law or this Agreement shall operate as a waiver of such right or remedy, and no exercise or waiver, in whole or in part, of any right or remedy conferred by law or herein shall operate as a waiver of any other right or remedy.

          Section 6.9. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

          Section 6.l0. Captions. The captions to the respective articles and sections of this Agreement are intended for convenience of reference only and have no substantive significance. Section 6.ll. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          THE INTERPUBLIC GROUP OF
                                          COMPANIES, INC.



                                          By:      /s/ C. Kent Kroeber
                                              ---------------------------------
                                                    C. Kent Kroeber



                                                   /s/ Sean F. Orr
                                              ---------------------------------
                                                     Sean F. Orr

                                                            EXHIBIT 10(b)(ii)(a)


                       EXECUTIVE SPECIAL BENEFIT AGREEMENT
                       -----------------------------------

                  AGREEMENT made as of March 13, 2000 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as "Interpublic") and EUGENE P. BEARD (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Executive is in the employ of Interpublic and/or one or more of its subsidiaries (Interpublic and its subsidiaries being hereinafter referred to collectively as the "Corporation"); and

                  WHEREAS, Interpublic and Executive desire to enter into an Executive Special Benefit Agreement which shall be supplementary to any employment agreement or arrangement which Executive now or hereinafter may have with respect to Executive's employment by Interpublic or any of its subsidiaries;

                  NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                    ---------

                      Death and Special Retirement Benefits
                      -------------------------------------

                  1.01  The  Corporation   shall  provide   Executive  with  the
following benefits contingent upon Executive's compliance with all the terms and conditions of this Agreement.

                  1.02 If, during a period of employment by the Corporation which is continuous from the date of this Agreement, Executive shall die while in the employ of the Corporation, the Corporation shall pay to such beneficiary or beneficiaries as Executive shall have designated pursuant to Section 1.04 (or in the absence of such designation, shall pay to the Executor of the Will or the Administrator of the Estate of Executive) survivor income payments of Six Hundred Thousand Dollars ($600,000) per annum for fifteen (15) years following Executive's death, such payments to be made on January 15th of each of the fifteen (15) years beginning with the year following the year in which Executive dies.

                  1.03 Upon Executive's retirement from the employ of the Corporation the Corporation shall pay to Executive special retirement benefits at the rate of Six hundred Thousand Dollars ($600,000) per annum for fifteen
(15) years following Executive's last day of employment, such payments to be made on January 15th of each of the fifteen (15) years beginning with the calendar year following the year in which Executive retires.

                  1.04 For purposes of Sections 1.02 and 1.03, Executive may at any time designate a beneficiary or beneficiaries by filing with the chief personnel officer of Interpublic a Beneficiary Designation Form provided by such officer. Executive may at any time, by filing a new Beneficiary Designation Form, revoke or change any prior designation of beneficiary.

                                   ARTICLE II
                                   ----------

                                   Assignment
                                   ----------

                  2.01 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Interpublic. Neither this Agreement nor any rights hereunder shall be subject in any matter to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by Executive, and any such attempted action by Executive shall be void. This Agreement may not be changed orally, nor may this Agreement be amended to increase the amount of any benefits that are payable pursuant to this Agreement or to accelerate the payment of any such benefits.

                                   ARTICLE III
                                   -----------

                        Contractual Nature of Obligation
                        --------------------------------

                  3.01 The liabilities of the Corporation to Executive pursuant to this Agreement shall be those of a debtor pursuant to such contractual obligations as are created by the Agreement. Executive's rights with respect to any benefit to which Executive has become entitled under this Agreement, but which Executive has not yet received, shall be solely the rights of a general unsecured creditor of the Corporation.

                                   ARTICLE IV
                                   ----------

                               General Provisions
                               ------------------

                  4.01 It is understood that none of the payments made in accordance with this Agreement shall be considered for purposes of determining benefits under the Interpublic Pension Plan, nor shall such sums be entitled to credits equivalent to interest under the Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreement adopted effective as of January 1, 1974 by Interpublic.

                  4.02 This Agreement shall be governed by and construed in accordance with the Employee Retirement Income Security Act of 1974, as amended, and to the extent not preempted thereby, the laws of the State of New York.

                                            THE INTERPUBLIC GROUP OF
                                            COMPANIES, INC.


                                            By:     /s/ C. Kent Kroeber
                                               -------------------------------
                                                     C. Kent Kroeber


                                                   /s/ Eugene P. Beard
                                               -------------------------------
                                                     Eugene P. Beard

                                                            EXHIBIT 10(b)(ii)(b)



                                                   January 17, 2000





                             PERSONAL & CONFIDENTIAL
                             -----------------------
                                     REVISED
                                     -------


Mr. Eugene P. Beard
Vice Chairman - Finance & Operations
The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

Dear Gene:

         The purpose of this letter is to request that you continue your full-time employment and responsibilities through February 28, 2000. We believe at this particular time, the activities in which you are involved require your continued employment to such date.

         Our request alters to a degree our previous agreed upon arrangements detailed in my letter to you of October 27, 1998. Therefore, we feel it appropriate to propose some restructuring of the previous agreement along the following:

1.       Timing
         ------

         You continue in your current role through February 28, 2000. Effective March 1, 2000 you would relinquish your corporate responsibilities, IPG Directorship and Chairmanship of Finance Committee and become an Employee Consultant for the remainder of the year.

2.       Compensation
         ------------

         o Employee Consultancy Compensation

                  Effective March 1 through December 31, 2000 your monthly employee consultancy rate would be $30,000. You will retain your existing employee benefits.

         o ERISA Benefit

                  You currently have a commitment for a $400,000/A (payable for 15 years) ERISA benefit. Based on a formula recently adopted by the Compensation Committee (see attached) to determine ERISA benefits to select executives and to further reward you for extending your employment, we propose to increase your ERISA benefit to $600,000/A. For your information the ERISA formula was also reviewed and endorsed by the Todd Organization.

         o Restricted Stock

                  You were granted on May 5, 1999 60,000 (120,000 post split) shares of restricted stock that will lapse on January 1, 2002.

         o Stock Options

                  You also were granted on October 10, 1998 150,000 (300,000 post split) stock options (@$26.125 per share) that will be 100% vested on January 1, 2000.

         o L.T.P.I.P. - 1997-2000

                  Your award for this period includes 12,500 performance units and 270,000 options. You will be fully vested for this period.

         o L.T.P.I.P. - 1999-2002

                  You have been granted 14,000 performance units and 140,000 stock options for this period. We previously committed to you that if you retired fully from the Company prior to January 1, 2001, you would be pro-rated from date of grant to date of retirement in this performance period.

                  We further committed that if you remained as an employee, employee consultant or consultant for any period subsequent to January 1, 2001, you would become 100% vested in the 1999-2002 grant period.

                  These commitments stand as originally offered.

3.       Consultancy Continuation
         ------------------------

         We had previously agreed in 1996 that after your retirement from the Company you would for a period of time remain as an IPG consultant, at a rate to be determined, primarily to consult on The Interpublic Group of Companies, Inc. Benefit Protection Trust (Rabbi Trust). Although we do not expect this activity to be time consuming, it would be reassuring to us that you continue to consult in this area.

         The above arrangements pretty much fit our original understanding as outlined in my letter of October 27, 1998. In many ways Gene you must as I do, take a lot of pride in what has been accomplished over the last 20 years. What has been built in comparison to what we inherited is short of I believe --- incredible. For this and all the other things accomplished, you have my unyielding respect and lasting gratitude.

                                                Very best regards,



                                                /s/ Philip H. Geier
                                                -------------------
                                                  Philip H. Geier


cc: Members of the Compensation Committee

                                                           EXHIBIT 10(b)(iii)(a)




                                            November 1, 1999



Mr. Martin Puris

Chairman, CEO & Chief Creative Officer
Ammirati Puris Lintas
One Dag Hammarskjold
New York, New York

                             PERSONAL & CONFIDENTIAL
                             -----------------------
                                     REVISED
                                     -------

Dear Martin:

         The purpose of this letter is to detail the various elements regarding your departure from APL and the Interpublic Board. Based on our recent conversations and those communicated to us on your behalf by Phil Palazzo, the material elements of our agreement are as follows:

1.       TIMING
         ------

         Effective November 1, 1999, you will enter into a 14 month period (Notice Period) of Notice of Termination of Employment. As discussed, for the remainder of this year, we request and require that you actively assist in the transition of the merger of APL with The Lowe Group. During this time, you will be working with Frank and me to ensure that the clients and APL personnel have your positive support.

         You will immediately resign from the IPG Board and relinquish your officer positions and become an Employee Consultant effective immediately. As an Employee Consultant, you will be immediately free to pursue other non-competitive interactive, Internet, e-Commerce, digital and similar type activities and ventures, but we do require you to keep us advised of such activities and ventures if they involve any clients, or competitors of The Interpublic Group of Companies. During the year 2000, we may require your advice, counsel or participation in various projects or events. We ask that you be available upon reasonable notice for such activities for reasonable period(s) of time.

2.       NON-SOLICITATION OF CLIENTS AND PERSONNEL
         -----------------------------------------

         For the period November 1, 1999 through December 31, 2002, you will not solicit or service on your own behalf or on behalf of any other person, firm or corporation, the advertising, public relations, sales promotion or market research business of any advertiser for which Interpublic and any of its divisions and subsidiaries had actively performed services for compensation during the 180-day period immediately prior to November 1, 1999 or to whom Interpublic had made a substantive presentation during such 180-day period.

3.       SALARY CONTINUATION
         -------------------
         You will continue through December 31, 2000 to be paid your full salary and enjoy your current employee medical, life, disability and benefit plans. Your current auto and club allowances will also continue.

         You will be eligible to be considered for a 1999 MICP. At this particular time, we are not in a position to guarantee a specific amount.

4.       DISPOSITION OF INCENTIVES
         -------------------------

         o L.T.P.I.P.

                  You will be vested under the 1997-2000 L.T.P.I.P. However, as a result of the merger, we are anticipating concluding early the 1997-2000 L.T.P.I.P. period at the end of 1999. In doing so, accrued values of performance units will be paid for the three years of the period (97-98-99) in March of 2000. Related stock options made in conjunction with the grant of performance units will be vested and become exercisable on January 1, 2001 and up to three years thereafter.

                  The 1999-2002 L.T.P.I.P. performance period is going to be restructured into a three year plan for current participants of APL and Lowe. The reformulated plan will begin in 2000. Under these circumstances, your 1999-2000 L.T.P.I.P. will be forfeited.

         o Equity

                  You have two grants of restricted stock which will be disposed of as follows:

                           Restricted Stock Grant of 7-30-95 - 105,000 shares. These shares will be released to you July 30, 2000.

                           Restricted Stock Grant of 7-28-99 - 70,000 shares. These shares will be pro-rated from date of grant to your last day of employment as an Employee Consultant (12-31-2000) and released to you in January 2001 (estimated number of shares 33,055).

         o Stock Options

                  On July 28, 1999 you were granted 130,000 performance based stock options. In accordance with the provisions of that grant, all or part of these options would have been exercisable to you at the end of a three year period based on the cumulative compound performance growth of APL for that period. Since that event will not take place, these shares will be forfeited.

        o Executive Special Benefit Arrangement (E.S.B.A.)

                  On July 28, 1999 the Compensation Committee approved a $300,000/per annum payment for 15 years under an existing E.S.B.A. commencing at age 63. To compensate you for the hypothetical loss of your performance options and the unmeasurable 1999-2002 L.T.P.I.P. grant, you may elect to start the 15 year payment of your E.S.B.A. effective January 1, 2001.

5.       CAR AND DRIVER
         --------------

         You will retain the use of your current car (Chevrolet Suburban) and driver through December 31, 2000. The Company will also be responsible during this period for any car related expenses which are currently paid for by the Company, eg. garage.

         Effective January 1, 2001, you will be responsible for the lease on your other company supported auto which existing lease will be replaced by a new lease before the end of 1999 for a new Mercedes car.

6.       SECRETARIAL SUPPORT
         -------------------

         Effective immediately through July 30, 2000, the Company will provide you with your current secretarial support (ie. telephone, messages, mail, etc). We ask that you work out the logistics of such arrangement with Mr. Palazzo.

7.       CLUB MEMBERSHIP
         ---------------

         As mentioned above, those allowances applicable to current clubs will remain in effect through the Notice Period.

8.       EXPENSES
         --------

         During your Notice Period you may incur, on behalf of the Company, certain business expenses directly related to APL and currently related to the merger of APL with The Lowe Group. Such expenses should be submitted to Mr. Geier.

9.       LIFETIME MEDICAL INSURANCE
         --------------------------

         You will be provided with applicable information on the Retiree Medical Insurance during the fourth quarter of next year in accordance with provision (Sec. 5.11) of your employment agreement dated August 31, 1994 as amended and extended through the date of this letter agreement.

         Through December 31, 2000, you will however, retain your current medical Development Council benefits.

10.      SPLIT DOLLAR LIFE INSURANCE AND DISABILITY INSURANCE
         ----------------------------------------------------

         We will need to revisit this item since at this time we do not have the necessary information. We are in the process of obtaining the necessary information in order to determine the disposition of this benefit.

11.      COMPANY OWNED ELECTRONIC EQUIPMENT
         ----------------------------------

         You may have in your possession Company owned computer and video equipment. You may elect to buy such equipment at its fair market value at the end of your period of Notice. We ask that you work out any details regarding such equipment with Vince Lubrano at the appropriate time.

12.      OFFICE FURNITURE
         ----------------

         You may retain all framed photographs, one leather side chair and one cartridge box side table which are currently in your office without payment to the Company. Also the Company acknowledges that the wall clock belongs to you.

         It is with a sincere degree of sadness Martin, that I sign this letter. Personally we will remain friends and professionally I wish you the very best of success in your new endeavors.

         If this agreement is acceptable to you, please sign the enclosed copy of this letter and return it to me.

                                            Sincerely,


                                            /s/ Philip H. Geier, Jr.
                                            ------------------------
                                               Philip H. Geier, Jr.


cc:      L. Olsen, Chairman Compensation Committee
         C.K. Kroeber
         N. Camera
         V. Lubrano

Consented and Agreed to:


/s/ Martin Puris
-----------------
  Martin Puris

                                                                EXHIBIT 10(d)(i)

                                         August 31, 1999


Thomas J. Cox, Vice President
The Chase Manhattan Bank
600 Fifth Avenue, Fifth Floor
New York, New York  10020

         Re: Credit Agreement dated June 25, 1996 between The Interpublic Group of Companies, Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank) ($10,000,000)

Dear Tom:

         We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and The Chase Manhattan Bank (formerly known as Chemical Bank ) dated June 25, 1996, as amended by Amendment dated March 11, 1997 (the "Agreement"). Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

         Notwithstanding the procedures specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Commitment and the Termination Date of the Agreement to June 30, 2000. If you decide to grant this request, please so indicate by signing and returning the duplicate copy of this letter, which we have enclosed herewith.

         We are making this request of the Bank in our capacity as Borrower and as Guarantor of the Subsidiary Loans of DraftWorldwide, Inc. and DraftWorldwide Holdings GmbH Germany, respectively.

         Thank you.

                                       Sincerely,

                                       THE INTERPUBLIC GROUP OF
                                       COMPANIES, INC.

                                       By: /s/ Marti Spears
                                           --------------------------
                                               Marti Spears, Assistant
                                               Treasurer

ACCEPTED AND AGREED:

THE CHASE MANHATTAN BANK
(formerly known as Chemical Bank)

By: /s/ Thomas Cox
   --------------------------
   Thomas Cox, Vice President

Date  May 31, 1999
      ------------

xc:   Chase             Interpublic
      -----             -----------
      Shin Denneen      Steven Berns            Kenneth Mach
                        Peter M. Davis          Theodore Paraskevas
                        Barbara S. Gmora        Jordan H. Rednor

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                              Certified Resolutions
                              ---------------------


          I, Nicholas J. Camera, Secretary of The Interpublic Group of Companies, Inc., a Delaware corporation (hereinafter and in Annex 1 referred to as the "Corporation"), do hereby certify that set forth in Annex 1 hereto is a true and correct copy of resolutions duly adopted by the Finance Committee of the Board of Directors of the Corporation on July 13, 1999 and that such resolutions have not been amended or revoked and are in full force and effect to and including the date hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation as of this 13th day of July, 1999.


                                       /s/ Nicholas J. Camera
                                      ---------------------------
                                           Nicholas J. Camera




                                                                         Annex 1
                                                                         -------

          RESOLVED, that the following overdraft, loan and other guarantees and similar instruments, all of which are presently scheduled to expire in the near future, be and they hereby are extended to the dates and in the amounts indicated below; and further

          RESOLVED, that the Vice Chairman-Finance and Operations, the Chief Financial Officer, the Senior Vice President-Financial Operations and the Vice President and the Treasurer and any Assistant Treasurer of the Corporation be, and each of them hereby is, authorized to execute and deliver such guarantees, letters of credit, agreements, applications and other documents, in such forms as shall be approved by the General Counsel or the Assistant General Counsel of the Corporation, and to take such further actions as shall be necessary or desirable to implement the foregoing resolution:

                                                            Amount to be
Guaranty Issued    Guaranty Issued      Amount Currently    Guaranteed
On Behalf of       to                   Guaranteed          Under Extension
---------------    ---------------      ----------------    ---------------
DraftWorldwide     Chase Manhattan      US $10 Million      US $10 Million
                   Bank (from 7/1/99
                   To 6/30/00)